Exhibit 1.1

Execution Version

4,106,631 Common Shares

SiriusPoint Ltd.

UNDERWRITING AGREEMENT

February 25, 2025

JEFFERIES LLC

As Representative of the several Underwriters

c/o JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Introductory. The shareholders of SiriusPoint Ltd., a company duly incorporated and organized under the laws of Bermuda (the “Company”), named in Schedule A (collectively, the “Selling Shareholders”) propose to sell to the several underwriters named in Schedule B (the “Underwriters”) an aggregate of 4,106,631 of the Company’s common shares, par value $0.10 per share (the “Shares”). The 4,106,631 Shares to be sold by the Selling Shareholders are called the “Offered Shares.” Jefferies LLC (“Jefferies”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares. To the extent there are no additional underwriters listed on Schedule B, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

Subject to the sale of the Securities by the Selling Shareholder to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed to herein to purchase from the Underwriters (the “Share Repurchase”), an aggregate of 500,000 shares of Securities (the “Repurchase Shares”) pursuant to Section 2 of this Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-283827, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares and the Repurchase Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares and the Repurchase Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated February 25, 2025 describing the Offered Shares and the Repurchase Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Shares and the Repurchase Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 6:40 p.m. (New York City time) on February 25, 2025. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares and the Repurchase Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares and the Repurchase Shares as contemplated by Section 3A(n) of this Agreement.

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

The Company and each of the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company.

A.	Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the Closing Date, as follows:

(a) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the Registration Statement. Any written communication that was an offer relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(b) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act and the Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on December 16, 2024.

(c) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the respective times filed pursuant to Rule 424(b) and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time and as of the Closing Date, the Time of Sale Prospectus did not include and will not include an untrue statement of a material fact, and did not omit and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Preliminary Prospectus and the Prospectus and any amendments or supplements to either of the foregoing filed as part of the Registration Statement, filed pursuant to Rule 424 under the Securities Act, or delivered to the Underwriters for use in connection with the offering of the Offered Shares and the Repurchase Shares, complied when so filed or when so delivered, as the case may be, in all material respects with the Securities Act.

The representations and warranties in the preceding paragraphs of this Section 1A(c) do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “1939 Act”) or (ii) statements in or omissions from the Registration Statement, the Preliminary Prospectus, the Prospectus or any free writing prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 9(c) hereof.

At the respective times that the Registration Statement or any amendments thereto were filed, as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Offered Shares and the Repurchase Shares within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any amendments thereto and the copies of the Preliminary Prospectus, each free writing prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Offered Shares and the Repurchase Shares (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Offered Shares and the Repurchase Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus that has not been superseded or modified.

(d) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, or as amended prior to the Applicable Time, complied and will comply in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Independent Accountants. The accountants who certified the financial statements and any supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States).

(f) Financial Statements. The financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements or segment financial information of any other entities or businesses included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in shareholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements or segment financial information has been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act, or the Exchange Act, as applicable. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. The information in the Preliminary Prospectus and the Prospectus under the caption “Selected Financial Data” (if any) presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The pro forma financial statements (if any) and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the required information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties or management of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(h) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda (in reference to the Company, “good standing” means that it has not failed to make any required filing with any Bermuda governmental authority under the Companies Act 1981 of Bermuda, or to pay any Bermuda governmental fee or tax that would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Underwriting Agreement; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(i) Good Standing of Subsidiaries. Each subsidiary of the Company listed on the Schedule D hereto (each, a “Material Subsidiary”) has been duly organized and is validly existing as a corporation, Bermuda exempted company, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization (in reference to any Material Subsidiary organized under the laws of Bermuda, “good standing” means that such Material Subsidiary has not failed to make any required filing with any Bermuda governmental authority under the Companies Act 1981 of Bermuda, or to pay any Bermuda governmental fee or tax that would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda), has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) all of the issued and outstanding shares of capital stock of each Material Subsidiary that is a corporation or a Bermuda exempted company and all of the issued and outstanding partnership interests of each Material Subsidiary that is a limited or general partnership have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and (ii) all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each Material Subsidiary that is a limited liability company have been validly issued and holders of such interests will not be obligated personally for debts, obligations or liabilities of such Material Subsidiary solely by reason of being a holder of such interests, and, in the case of (i) and (ii), are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, “Lien”); and none of the issued and outstanding shares of capital stock of any Material Subsidiary that is a corporation or a Bermuda exempted company, none of the issued and outstanding partnership interests of any Material Subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any Material Subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Material Subsidiary or any other person.

(j) Capitalization. The issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the issued and outstanding shares of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(k) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l) Due Authorization. The Company has full right, power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

(m) The Offered Shares. The Offered Shares have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable, and the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(n) Description of the Securities. The Offered Shares conform and will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o) Absence of Defaults and Conflicts. Neither the Company nor any of its Material Subsidiaries is in violation of its Organizational Documents. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Agreement, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions contemplated therein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Underwriting Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Agreements, and will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, including any insurance regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except for such conflicts, breaches, defaults, Termination Events, Repayment Events, Liens or violations that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its Material Subsidiaries. As used in this Underwriting Agreement, “Organizational Documents” shall mean (a) in the case of a corporation or company, its charter or memorandum of association and bye-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity; “Company Agreements” shall mean all contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements (including any retrocessional or reinsurance treaty, contract or arrangement) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; “Termination Event” shall mean any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any agreement or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events; “Repayment Event” shall mean any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

(p) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(q) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus (other than as disclosed therein) or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Underwriting Agreement or the performance by the Company of its obligations under this Underwriting Agreement.

(r) Absence of Further Requirements. No filing with, or authorization, approval, consent, or similar authorization of, any court or governmental authority or agency, domestic or foreign, is required for the execution, delivery or performance by the Company of its obligations under this Underwriting Agreement, for the offering, issuance, sale or delivery of the Offered Shares hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or will be on or prior to the Closing Date obtained, and except that no representation is made as to any such authorization, approval, consent or similar authorization that may be required under state or foreign securities laws.

(s) Possession of Licenses and Permits. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (a) the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including any U.S. or non-U.S. insurance regulator, necessary to conduct the business now operated by them, (b) the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, (c) all of the Governmental Licenses are valid and in full force and effect and (d) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(t) Compliance with Insurance Laws and Regulations. Each subsidiary of the Company that is required to be organized and licensed as an insurance company, an insurance agency, or other entity under the supervisory jurisdiction of a U.S. or non-U.S. insurance regulator (each, an “Insurance Entity”) is in compliance with all applicable insurance laws and regulations, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Insurance Entities has made all required filings under applicable insurance laws and regulations and has filed all notices, reports and declarations required to be filed thereunder (including, as applicable, statutory annual and quarterly statements and statutory balance sheets and income statements included therein), except in each case where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Investment Company Act. The Company is not, and upon the sale of the Offered Shares as herein contemplated and giving effect to the purchase and sale of the Repurchase Shares, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(v) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement.

(w) Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions of the filing dates thereof, except where the failure to so file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions for which adequate reserves have been established in accordance with GAAP or except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(x) Insurance. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which the Company or any of its subsidiaries are a party as the reinsured or insured are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any notice that any of the other parties to such retrocessional and reinsurance treaties, contracts, agreements or arrangements intends not to perform, or will be unable to perform, in any material respect such retrocessional or reinsurance treaty, contract, agreement or arrangement, or intends to terminate such retrocessional or reinsurance treaty, contract, agreement or arrangement, except where any such nonperformance or termination would not, individually or in the aggregate, have a Material Adverse Effect.

(y) Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there (1) are no material weaknesses (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), and (2) is no fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s latest fiscal year for which audited financial statements are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company has established, maintained and periodically evaluates the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it will be required to file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(z) Compliance with the Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance with any provision of Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof, with which any of them are required to comply.

(aa) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Offered Shares.

(bb) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(cc) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), the U.K. Bribery Act 2010 or any other applicable anti-corruption, anti-bribery or related law, statue or regulation of any other relevant jurisdiction (collectively, “Anti-Corruption Laws”), including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries, and, to the knowledge of the Company, its other affiliates have conducted their business in compliance with Anti-Corruption Laws and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to ensure, continued compliance therewith; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws.

(dd) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of all applicable anti-money laundering laws, including, but not limited to the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT ACT of 2001, the statutes of all applicable jurisdictions related to money laundering, combatting the financing of terrorism or countering proliferation financing, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company will not directly or indirectly use any of the proceeds from the sale of the Offered Shares or the Repurchase Shares, or lend, contribute or otherwise make available such proceeds to any person, in a manner that would result in a violation of applicable Money Laundering Laws by any person.

(ee) Sanctions. Neither the Company nor any of its subsidiaries, directors, or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company owned or controlled by an individual or entity that is currently subject to Sanctions. None of the Company or any of its subsidiaries is located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea,

Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other covered region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Territory”); and the Company will not directly or indirectly use any of the proceeds from the sale of the Offered Shares or the Repurchase Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Territory or (iii) in any other manner that will result in a violation, or constitute sanctionable conduct, by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ff) Offering Materials. Without limitation to the provisions of Section 3 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Offered Shares and the Repurchase Shares, other than the Preliminary Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the SEC and any free writing prospectuses.

(gg) No Restrictions on Dividends. Except as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company to service payments of principal or interest when due on the Offered Shares, no subsidiary of the Company is a party to or otherwise subject to or bound by any instrument or agreement, including any order or decree from any insurance regulatory agency or body, that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hh) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Offered Shares and the Repurchase Shares pursuant to this Agreement.

(ii) PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”), as defined in Section 1297 of the Code, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

(jj) Stamp Taxes. There are no stamp, registration, documentary or other issuance or transfer taxes or duties or other similar fees or charges (“Stamp Taxes”) required to be paid by or on behalf of the Underwriters in any Relevant Taxing Jurisdiction (as defined below) of the Company in connection with the execution and delivery of this Underwriting Agreement or the offer or sale of the Offered Shares and the Repurchase Shares. As used herein, “Relevant Taxing Jurisdiction” means (i) in the case of the Company, Bermuda and any political subdivision thereof, and any other jurisdiction in which the Company is organized or otherwise resident or engaged in business in for tax purposes, and (ii) in the case of the Selling Shareholders, any jurisdiction in which any of the Selling Shareholders that is a natural person is citizen or resident for tax purposes, and any of the Selling Shareholders that is not a natural person is organized or otherwise resident or engaged in business in for tax purposes and any jurisdiction from or through which a payment is made, or any political subdivision, authority or agency in or of any of the foregoing having power to tax.

(kk) No Withholding Tax. All payments to be made by the Company on or by virtue of the execution, delivery, performance or enforcement of this Underwriting Agreement and all interest, principal, premium, if any, additional amounts, if any, and other payments under this Underwriting Agreement, under the current laws and regulations of Bermuda, will not be subject to withholding, duties, levies, deductions, charges or other taxes under the current laws and regulations of Bermuda and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in Bermuda and without the necessity of obtaining any governmental authorization in Bermuda.

(ll) ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and each entity required to be treated as a “single employer” with the Company under Section 414 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (each, an “ERISA Affiliate”), has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”) with respect to each “employee pension benefit plan” (as defined in Section 3(2) of ERISA) in which employees of the Company and its ERISA Affiliates are eligible to participate (each, a “Plan”). Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the regulations issued thereunder. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its ERISA Affiliates have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any Plan under Title IV of ERISA. To the knowledge of the Company and except as would not reasonably be expected to result in a Material Adverse Effect, no prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any ERISA Affiliate has ever had any obligation to contribute to, or has any outstanding withdrawal liability under, any multiemployer plan (as defined in Section 3(37) of ERISA). Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and each ERISA Affiliate has fulfilled its obligations, if any, with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA that is not subject to U.S. law) in which employees of the Company and/or its ERISA Affiliates are eligible to participate.

(mm) Immunity from Jurisdiction. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda.

(nn) Data Privacy and Security. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i)(A) the Company and each of its Material Subsidiaries have complied and are presently in compliance in all material respects with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal or disclosure or on behalf of the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); (B) the Company has not received any notification of or complaint regarding material non-compliance with any Data Security Obligation; and (C) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the

Company, threatened alleging non-compliance with any Data Security Obligation. (ii) The Company and each of its Material Subsidiaries have implemented and maintain controls, policies, procedures, and technological safeguards consistent with industry standards and practices to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (a) there has been no such Breach, and (b) the Company and its Material Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, except for those that have been remedied without material cost, liability, or the duty to notify any governmental or regulatory authority.

(oo) Title to Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Material Subsidiaries collectively own, possess, license or have adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights, licenses and know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures used in or reasonably necessary for the conduct of the business of the Company and its subsidiaries taken as a whole as currently conducted and as proposed to be conducted, and the conduct of their respective businesses does not infringe or otherwise conflict in any material respect with any valid intellectual property rights of others. The Company has not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its businesses, patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(pp) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

B.	Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents, warrants and covenants to each Underwriter, severally and not jointly, as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) [Reserved.]

(c) Title to Offered Shares to be Sold. Such Selling Shareholder has, and on the Closing Date will have, good and valid title to all of the Offered Shares subject to sale by such Selling Shareholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder.

(d) Delivery of the Offered Shares to be Sold. Delivery of Offered Shares by such Selling Shareholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, (i) the charter or by-laws, trust agreement or other organizational documents of such Selling Shareholder, (ii) any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, (iii) any provision of applicable law or (iv) any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder; except in the case of clauses (ii), (iii) and (iv) hereof, for such contraventions, conflicts, breaches, or defaults as would not, individually or in the aggregate, impair in any material respect such Selling Shareholder’s ability to consummate the transactions contemplated by this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except (x) where the failure to obtain any such consent, approval, authorization or other order or to register or file, as the case may be, would not, individually or in the aggregate, impair in any material respect such Selling Shareholder’s ability to consummate the transactions contemplated by this Agreement, (y) such as may be required under the Securities Act, applicable state securities or blue sky laws and from the FINRA or (z) such as have already been obtained.

(f) No Registration, Pre-emptive, Co-Sale or Other Similar Rights. Such Selling Shareholder: (i) does not have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under “Shares Eligible for Future Sale;” (ii) does not have any preemptive right, co-sale right, right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Shareholder has waived prior to the date hereof and are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g) No Further Consents, etc. Except for such consents, approvals and waivers as have been obtained by such Selling Shareholder on or prior to the date of this Agreement or as would not impair in any material respect the consummation of such Selling Shareholder’s obligations hereunder, no consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

(h) Disclosure Made by Such Selling Shareholder in the Prospectus. All information relating to such Selling Shareholder furnished to the Company or any Underwriter by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus is, and on the Closing Date will be, true, correct, and complete in all material respects, and did not, as of the Applicable Time, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that the only such information furnished by or on behalf of such Selling Shareholder consists of the legal name and address of such Selling Shareholder and the number of shares beneficially owned by such Selling Shareholder set forth under (and excludes the percentages that appear in the table under) the caption “The Selling Shareholders” (both prior to and after giving effect to the sale of the Offered Shares) in the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “Selling Shareholder Information”).

(i) Company Information. Such Selling Shareholder is not prompted to sell Shares by any information concerning the Company which is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) No Price Stabilization or Manipulation; Compliance with Regulation M. Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(k) No Transfer Taxes or Other Fees. There are no Stamp Taxes required to be paid by or on behalf of the Underwriters in any Relevant Taxing Jurisdiction of the Selling Shareholders in connection with the execution and delivery of this Agreement or the offer or sale of the Offered Shares.

(l) No Withholding Tax. All payments to be made or deemed to be made by or on behalf of any of the Selling Shareholders on or by virtue of the execution, delivery, performance or enforcement of this Underwriting Agreement and all interest, principal, premium, if any, additional amounts, if any, and other payments under this Underwriting Agreement will not be subject to withholding, duties, levies, deductions, charges or other taxes in any Relevant Taxing Jurisdiction of the Selling Shareholders and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in each Relevant Taxing Jurisdiction of the Selling Shareholders and without the necessity of obtaining any governmental authorization in such jurisdiction, in each case under current tax law and except where the imposition of such withholding, duties, levies, deductions, charges or other taxes results from the failure of the recipient of such payment to provide to the applicable withholding agent such documentation or certification that would otherwise exempt such payment from such withholding, duties, levies, deductions, charges or other taxes.

(m) Distribution of Offering Materials by the Selling Shareholder. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, such Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Preliminary Prospectus, the free writing prospectus(es) listed on Schedule C and the Prospectus.

(n) Sanctions. Such Selling Shareholder is not currently the subject or the target of Sanctions and will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions.

Any certificate signed by such Selling Shareholder and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

Such Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Shareholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Offered Shares.

(a) The Firm Offered Shares and the Repurchase Shares. Upon the terms herein set forth, the Selling Shareholders agree to sell to the several Underwriters an aggregate of 4,106,631 Offered Shares, with each Selling Shareholder selling the number of Offered Shares set forth opposite such Selling Shareholder’s name on Schedule A. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Shareholders the respective number of Offered Shares set forth opposite their names on Schedule B. The purchase price per Share to be paid by the several Underwriters to the Selling Shareholders shall be $13.7146 per share. Contemporaneously with and, subject to the sale of the Offered Shares by the Selling Shareholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters agree to sell to the Company, and the Company agrees to purchase from the Underwriters, an aggregate of 500,000 Repurchase Shares at a purchase of $14.00 per share.

(b) The Closing Date. Delivery of certificates for the Offered Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP (or such other place as may be agreed to by the Selling Shareholders and the Representative) at 9:00 a.m. New York City time, on February 27, 2025, or such other time and date not later than 1:30 p.m. New York City time, on March 10, 2025 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company and the Selling Shareholder hereby acknowledge that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are not limited to, any determination by the Company, the Selling Shareholder or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Sections 11 and 19.

(c) [Reserved.]

(d) Public Offering of the Offered Shares. The Representative hereby advises the Selling Shareholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Offered Shares. (i) Payment for the Offered Shares to be sold by the Selling Shareholders shall be made at the Closing Date by wire transfer of immediately available funds in accordance with the wire instructions provided by the Selling Shareholders at least one day prior to the Closing Date.

(ii) It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Offered Shares the Underwriters have agreed to purchase. Jefferies, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(iii) Each Selling Shareholder hereby agrees that (i) it will pay all Stamp Taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by such Selling Shareholder to the several Underwriters or of the Repurchased Shares to be sold by such Selling Shareholder to the Company, or otherwise in connection with the performance of such Selling Shareholders’ obligations hereunder.

(f) Delivery of the Offered Shares and the Repurchase Shares.

(i) Each Selling Shareholders shall deliver, or cause to be delivered to Computershare (the “Transfer Agent”), such Selling Shareholder’s Offered Shares, including an irrevocable stock power duly executed in blank with a Medallion signature guarantee level acceptable to the Transfer Agent and such additional documentation as the Transfer Agent, the Company or Jefferies may reasonably request to effectuate or confirm compliance with any of the provisions of this Section 2(f); and to authorize and direct the Transfer Agent: (i) to hold such book-entry security entitlements deposited with the Transfer Agent representing such Selling Shareholder’s Offered Shares in its custody; and (ii) to take all necessary action on the Closing Date (A) to cause such Offered Shares to be transferred on the stock record books of the Company in order to effect such sale (including the names in which new book-entry security entitlements for such Offered Shares are to be issued and the denominations thereof), and (B) to deliver to or for the account of the several Underwriters, the book-entry security entitlements evidencing the Offered Shares with appropriate stock powers or other instruments of transfer duly endorsed or in blank, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(ii) On the Closing Date, subject to the sale of the Offered Shares by the Selling Shareholders to the Underwriters in compliance with the terms of this Agreement, and in consideration for the Repurchase Shares, the Company shall pay the purchase price set forth in Section 2(a) hereof for each share of the Repurchase Shares by wire transfer of federal (same-day) funds to the account specified by the Underwriters to the Company at least twenty-four hours in advance. Payment for the Repurchase Shares shall be made against delivery by the Underwriters of the Repurchase Shares to the Company through the facilities of the DTC for the account of the Company on the Closing Date.

Section 3. Additional Covenants.

A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Commission Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Offered Shares and the Repurchase Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the Securities Act.

(b) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares and the Repurchase Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares and the Repurchase Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Representative’s Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Shares and the Repurchase Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representative’s prior written consent. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) Free Writing Prospectuses. The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares and the Repurchase Shares (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent.

(e) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(f) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3A(b) and Section 3A(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representative in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission. If, after the date of this Agreement and during any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representative in writing of such notice or ineligibility and will (i) promptly filed a new registration statement or post-effective amendment on the proper form relating to the Offered Shares and the Repurchase Shares, (ii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representative in writing of such effectiveness.

(h) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3A(b) and Section 3A(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representative’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3A(b) or Section 3A(c).

(i) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares and the Repurchase Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares and the Repurchase Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares and the Repurchase Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j) Use of Proceeds. The Company will not receive any proceeds from the sale of the Offered Shares sold by the Selling Shareholders.

(k) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(l) Earnings Statement. The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(m) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares and the Repurchase Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares and the Repurchase Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(n) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares and the Repurchase Shares on the NYSE.

(o) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares and the Repurchase Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Offered Shares and the Repurchase Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(p) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus (such period being referred to herein as the “Clear-Market Period”), the Company will not, without the prior written consent of Jefferies (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) submit or file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares and the Repurchase Shares); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Shares; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, (B) issue options to purchase Shares, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (C) issue Shares upon the exercise of any of the Company’s outstanding warrants as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(q) Future Reports to the Representative. During the period of five years hereafter, the Company will furnish to the Representative, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, Shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3A(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(r) [Reserved.]

(s) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or the Repurchase Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(t) [Reserved.]

(u) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(v) Stamp Taxes. Except for Stamp Taxes paid or payable by the Selling Shareholders under Section 2(e)(iii), Company will indemnify and hold harmless the Underwriters against any Stamp Taxes, including any interest and penalties with respect thereto, in any Relevant Taxing Jurisdiction of the Company, in connection with the execution and delivery of this Underwriting Agreement or the repurchase of the Repurchase Shares.

B. Covenants of the Selling Shareholders. Each Selling Shareholder further covenants and agrees, severally and not jointly, with each Underwriter:

(a) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (the “Lock-Up Period”), such Selling Shareholder will not, without the prior written consent of Jefferies (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities; (ii) effect any short sale or establish or increase any put equivalent position or liquidate or decrease any call equivalent position of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) participate in the submission or filing of any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares and the Repurchase Shares); or (viii) publicly announce the intention to do any of the foregoing. Notwithstanding the foregoing, such Selling Shareholder may transfer any of Shares or Related Securities:

(i) as a bona fide gift or gifts or charitable contribution(s);

(ii) to any trust for the direct or indirect benefit of Daniel Loeb or the immediate family member of Daniel Loeb;

(iii) if the Selling Shareholder is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of such Seller Shareholder or (2) as distributions of Shares or Related Securities to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;

(iv) if the Seller Shareholder is a trust, to the beneficiary of such trust;

(v) by testate succession or intestate succession;

(vi) to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by Daniel Loeb;

(vii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Shares or Related Securities shall remain subject to the restrictions contained in this Agreement;

(viii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that no sales of the Shares shall be made pursuant to such a Plan prior to the expiration of the applicable Lock-Up Period; or

(ix) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order;

provided that, in the case of clauses (i)-(vi) and clause (ix), that (A) (other than in the case of clause (iii)) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with the Company and Jefferies to be bound by the terms of this Agreement; and (2) provided, further, in the case of clauses (i)-(vi), no public announcement or filing by any party shall be required or shall be made voluntarily in connection with such transfer (other than any such disclosure required to be made by applicable law or regulation, including, without limitation, one or more filings on Form 4, Form 5, Schedule 13G or Schedule 13D, in each case, in accordance with applicable law and, in each case, indicating by footnote disclosure or otherwise the nature of the transfer or disposition).

(b) No Stabilization or Manipulation; Compliance with Regulation M. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or the Repurchase Shares or otherwise, and such Selling Shareholder will, and shall cause each of its affiliates (other than the Company) to, comply with all applicable provisions of Regulation M.

(c) Notification. Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the period when a prospectus relating to the Offered Shares and the Repurchase Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of (i) any Material Adverse Change, (ii) any change in information in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Prospectus or any amendment or supplement thereto relating to such Selling Shareholder.

(d) Delivery of Forms W-8 and W-9. To deliver to the Representative prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States Person).

(e) Withholding Taxes. The Selling Shareholder agree that all amounts payable shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any Relevant Taxing Jurisdiction, unless such deduction or withholding is required by applicable law, in which event the Selling Shareholders will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received had such deduction or withholding not been required.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses.

(a) The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Shareholders’ obligations (excluding the Selling Shareholders’ obligations to bear underwriting fees, discounts or commissions or those expenses set forth in Section 4(b)) hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares and the Repurchase Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters and the sale of Repurchase Shares to the Company, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares and the Repurchase Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) [reserved], (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, employees and officers of the Company and any such consultants, (ix) the fees and expenses associated with listing the Offered Shares and the Repurchase Shares on the NYSE, and (x) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement, in each case excluding the fees and expenses of the Underwriters to be paid or reimbursed by the Selling Shareholders pursuant to Section 4(b).

(b) The Selling Shareholders agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Shareholders, (ii) expenses and taxes incident to the sale and delivery of the

Offered Shares to be sold by such Selling Shareholders to the Underwriters hereunder (iii) all filing fees, attorneys’ fees and expenses incurred by the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares and the Repurchase Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, (iv) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares and the Repurchase Shares, including any related filing fees and the legal fees of, and disbursements by, external counsel to the Underwriters and (v) the legal fees of, and disbursement by, external counsel to the Underwriters, provided, that the fees of and disbursement to the external counsel to the Underwriters pursuant to clauses (iii) through (v) above collectively shall not exceed $250,000.

Except as provided in this Section 4 or in Section 3, Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand.

Section 5. Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letter. On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and through and including the Closing Date:

(i) The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii) If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the Closing Date:

(i) in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d) Opinion of Counsel for the Company. On the Closing Date, the Representative shall have received the opinion, the tax opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated as of such date, in the form reasonably satisfactory to the Representative and to such further effect as the Representative shall reasonably request.

(e) Opinion of Conyers Dill & Pearman Limited. On the Closing Date, the Representatives shall have received the opinion of Conyers Dill & Pearman Limited, Bermuda counsel for the Company, dated as of such date, in the form reasonably satisfactory to the Representative and to such further effect as the Representative shall reasonably request.

(f) Opinion of Counsel for the Underwriters. On the Closing Date, the Representative shall have received the opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date.

(g) Officers’ Certificate. On the Closing Date, the Representative shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1A of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h) Bring-down Comfort Letter. On the Closing Date, the Representative shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date; and (ii) cover certain financial information contained in the Prospectus.

(i) Opinion of Counsel for the Selling Shareholders. On the Closing Date, the Representative shall have received the opinions of Willkie Farr & Gallagher LLP and Walkers, counsel for the Selling Shareholders, dated as of such date, in the form reasonably satisfactory to the Representative and to such further effect as the Representative shall reasonably request.

(j) Selling Shareholders’ Certificate. On the Closing Date, the Representative shall receive a written certificate executed by the Attorney-in-Fact of each Selling Shareholder, dated as of such date, to the effect that:

(i) the representations, warranties and covenants of such Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations, warranties and covenants shall be true and correct in all respects) with the same force and effect as though expressly made by such Selling Shareholder on and as of such date; and

(ii) such Selling Shareholder has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(k) Selling Shareholders’ Documents. On the date hereof, the Selling Shareholders shall have furnished for review by the Representative such further information, certificates and documents as the Representative may reasonably request.

(l) [Reserved.]

(m) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(n) CFO Certificate. On the the date hereof and on the Closing Date, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(o) Additional Documents. On or before the Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from Jefferies to the Company and the Selling Shareholders at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 6, Section 11, Section 12 or Section 20, or if the sale to the Underwriters of the Offered Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representative in writing expressly for use in the Registration

Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Underwriters by the Selling Shareholder. Each Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Selling Shareholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus or any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable and documented expenses (including the reasonable and documented fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representative in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the Offered Shares purchased under this Agreement from such Selling Shareholder, net of underwriting discounts but before expenses. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Selling Shareholder may otherwise have. The indemnity agreement set forth in this Section 9(b) shall not affect or modify the indemnification obligations of the Company under that certain Registration Rights Agreement, dated as of December 22, 2011, by and among the Company (formerly known as Third Point Reinsurance Ltd.) and the stockholders identified therein.

(c) Indemnification of the Company, its Directors and Officers and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and each of the Selling Shareholders, hereby acknowledges that the only information that the Representative has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first sentence of the fifth paragraph under the caption “Underwriting”, the first sentence of the first paragraph under the caption “Commission and Expenses”, and the first sentence of the first paragraph under the caption “Stabilization”, in each case in the section titled “Underwriting” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, such approval not to be unreasonably withheld, conditioned or delayed, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(c) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Shares pursuant to this

Agreement (before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. Notwithstanding the provisions of this Section 10, each Selling Shareholder shall not be required to contribute any amount in excess of the gross proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Shareholder in connection with the Offered Shares actually sold by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule B. For purposes of this Section 10, (i) each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, (ii) each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and (iii) each affiliate (other than the Company), director, officer, employee, and agent of the Selling Shareholder and each person, if any, who controls a Selling Shareholder within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Selling Shareholder.

Section 11. Default of One or More of the Several Underwriters. If, on the Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Offered Shares set forth opposite their respective names on Schedule B bears to the aggregate number of

Offered Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. Prior to the purchase of the Offered Shares by the Underwriters on the Closing Date, this Agreement may be terminated by Jefferies by notice given to the Company and the Selling Shareholders if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, Bermuda authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Jefferies is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of Jefferies there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of Jefferies may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company or the Selling Shareholders; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13. No Advisory or Fiduciary Relationship. The Selling Shareholders acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Selling Shareholders, or the Company’s other shareholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholders have consulted respectively their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Shareholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

with a copy to:	Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Witold Balaban

If to the Company:	SiriusPoint Ltd.
One World Trade Center, 47th Floor
New York, New York 10007
Attention: General Counsel

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates
One Manhattan West, 395 9th Avenue
New York, NY 10001
Attention: Dwight S. Yoo

If to the Selling Shareholders:	c/o Third Point LLC
55 Hudson Yards
New York, NY 10001
Attention: Joshua L. Targoff

with a copy to:	Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Tariq Mundiya
Sean M. Ewen

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States has irrevocably appointed CT Corporation System, which currently maintains a New York City office at 28 Liberty Street, New York, New York, 10005, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 20. Failure of One or More of the Selling Shareholders to Sell and Deliver Offered Shares. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Shareholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4, Section 7, Section 9 and Section 10 hereof, the Company or the other Selling Shareholders, or (ii) purchase the shares which the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Shareholders, to postpone the Closing Date Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SIRIUSPOINT LTD.

By:	/s/ Jim McKinney
Name: Jim McKinney
Title: Chief Financial Officer

2011 LOEB FAMILY GST TRUST

By:	/s/ Jennifer C. Tigani
Name: Jennifer C. Tigani
Title: Vice President, J.P. Morgan Trust

THIRD POINT OPPORTUNITIES MASTER FUND L.P.

By:	/s/ Richard Mendy Haas
Name: Richard Mendy Haas
Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

JEFFERIES LLC

Acting individually and as Representative

of the several Underwriters named in

the attached Schedule B.

JEFFERIES LLC

By:	/s/ Michael Ryan
Name: Michael Ryan
Title: Managing Director

Schedule A

Selling Shareholders

Selling Shareholders	Number of Offered Shares to be Sold
2011 Loeb Family GST Trust	2,916,631
Third Point Opportunities Master Fund L.P.	1,190,000

Total:	4,106,631

Schedule B

Underwriters

Underwriters	Number of Offered Shares to be Purchased
Jefferies LLC	4,106,631

Total	4,106,631

Schedule C

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

Pricing Information Included in the Time of Sale Prospectus

Price per share to the public: $14.00

Aggregate number of Offered Shares being sold by the Selling Shareholders: 4,106,631

Aggregate number of Repurchase Shares being repurchased by the Company: 500,000

Schedule D

Material Subsidiaries

SiriusPoint Bermuda Insurance Company Ltd.

SiriusPoint America Insurance Company

SiriusPoint Specialty Insurance Corporation

SiriusPoint International Insurance Corporation

Lloyds Syndicate 1945

Sirius International Managing Agency Limited

ArmadaCorp Capital, LLC

International Medical Group, Inc.

S.I. Holdings (Luxembourg) S.a.r.l